AMENDATORY AGREEMENT NO. 2
                                       TO
              AGREEMENT FOR THE SALE AND PURCHASE OF NONFIRM ENERGY
                                     BETWEEN
                        CHUGACH ELECTRIC ASSOCIATION INC.
                                       AND
                    GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.
                             Dated February 8. 1999


         WHEREAS, Chugach Electric Association, Inc. ("Chugach") and Golden Valley Electric Association, Inc. ("GVEA") entered into an Agreement for the Sale and Purchase of Nonfirm Energy dated May 18, 1989 ("Agreement"); and

         WHEREAS, Chugach and GVEA amended such Agreement by letter agreement dated January 18, 1996 (Tier II Agreement), and the Agreement and Tier II Agreement together constitute the current amended agreement ("Amended Agreement"); and

         WHEREAS, Chugach and GVEA now wish to revise the various terms of the Amended Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.       Section 5(b) is amended to read as follows:

                  (b) GVEA's Requirements for Nonfirm Energy. GVEA's requirements for Nonfirm Energy in any hour shall be the difference, expressed in kilowatt-hours (kWh), between (1) GVEA's overall system load (including sales of electric power at wholesale) and (2) the energy generated and delivered to GVEA from GVEA's Power Resources or purchased by GVEA on the Economy Energy Spot Market, in accordance with the final proviso of Section 5(c) For purposes of this Agreement, GVEA shall not Schedule electric energy from its Power Resources in any hour except to the extent that Nonfirm Energy is not available to GVEA under this Agreement, or GVEA reasonably and in good faith determines that
         (1) the operation of a specific GVEA generating resource is necessary or prudent to provide system reserves, system stability, or other system reliability or security needs, or because transmission capacity for Nonfirm Energy is unavailable or limited; (2) the cost of Nonfirm Energy hereunder exceeds GVEA's cost of energy from GVEA's Power Resources; or (3) such energy is provided by a Qualifying Facility or from another resource from which GVEA is obligated by contract to accept delivery of such energy.

2.       Section 5(c) is amended to read as follows:

                  (c) Limitations On Other Purchases. In consideration of Chugach's agreement to sell Nonfirm Energy to GVEA on the basis of GVEA's requirements for Nonfirm Energy, rather than on the basis of specified maximum and/or minimum purchase amounts, and in furtherance of GVEA's intention that Chugach and Marathon rely on this Agreement in entering into the Marathon Contract, GVEA agrees that (1) GVEA will not enter into any new Firm Power purchase agreement that would reduce GVEA's purchases of Nonfirm Energy under this Agreement in the period prior to December 31, 1995, unless GVEA is required by law or by order of a regulatory agency to do so; (2) GVEA will not at any time purchase or otherwise obtain nonfirm or economy or other similar energy from other suppliers (except QFs), regardless of the price(s) at which such energy may be available to GVEA from such suppliers, if the effect of GVEA doing so would be to reduce GVEA's purchases of Nonfirm Energy under this Agreement; provided, that in addition to purchasing energy from QFs, GVEA shall be entitled to purchase particular increments of nonfirm, economy, or other similar energy from suppliers other than QFs if and to the extent that Chugach is unable to make Nonfirm Energy available to meet such increments of GVEA's requirements for Nonfirm Energy; and provided further, that whenever GVEA is entitled under Exhibit B (attached hereto and incorporated by reference herein) to purchase energy from another supplier in circumstances requiring such supplier to start up one or more generating units for GVEA, GVEA shall also be entitled to commit to such supplier that GVEA will purchase such energy produced by such units for some reasonable continuous period, not to exceed seventy-two (72) hours; and provided further, GVEA shall be entitled to purchase. up to one-third (1/3rd) of the first 450,000,000 kilowatt-hours and twenty percent (20%) of amounts over 450,000,000 kWh of its annual requirement for nonfirm energy as Spot Market Economy Energy.

3.      Section 5 is amended to add new subsections (d), (e) and (f) as follows:

                  (d) To the extent GVEA's purchases of nonfirm energy from Chugach in any calendar year are less than two-third (2/3rds) of GVEA's annual purchase of nonfirm energy from all sources, GVEA's purchase obligation in the succeeding year shall be increased by such amount; provided however, that GVEA shall operate in good faith under this Agreement to take in each year those amounts of nonfirm energy which it is capable, with a reasonable amount of care and planning, of taking from Chugach in fulfillment of GVEA's obligations under this Agreement.

                  (e) From the energy that GVEA would otherwise have been entitled to purchase in the Economy Energy Spot Market, GVEA will instead purchase from Chugach on a one-time basis during the first twelve (12) months of this Settlement Agreement, under a mutually acceptable schedule, and in addition to any other purchases that GVEA

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

         is obligated or entitled to make from Chugach under the Nonfirm Energy Agreement, a quantity of energy equal to 9,236,000 kilowatt-hours. This represents energy that GVEA did not purchase from Chugach under the Nonfirm Energy Agreement in September and October of 1997 because GVEA instead took delivery of power from ML&P.

                  (f) For purposes of this Agreement, any and all electric power that GVEA obtains from generators owned by others shall be considered "nonfirm or economy or similar energy" and not "Firm Power" unless the following conditions, as well as the definition of "Firm Power," have been met:

                          (1) The power will be generated by the capacity of a machine or portion of the capacity of a machine that is dedicated to the sale to GVEA and is in excess of any requirement of the owner for generation or reserves;

                          (2) For "Firm Power" to be produced using ML&P's generators, Chugach shall be provided either
                                    (A)  a  ruling  from  the  Internal  Revenue
                                    Service  that  the   proposed   contract  is
                                    consistent  with  provisions of the Internal
                                    Revenue Code applicable to ML&P's generation
                                    and  any   tax-exempt   financing   thereof,
                                    together  with a copy of ML&P's  request for
                                    that  ruling,  or (B) an  opinion  by ML&P's
                                    bond   counsel   that   such   contract   is
                                    consistent with such provisions, including a reasonable explanation of the basis for that opinion; and

                          (3) GVEA shall have requested competitive proposals for the desired Firm Power and shall have selected the lowest cost responsive proposal.

4.       Section 7(a) is amended to read as follows:

                  (a) In General. Except as provided in the Tier II Agreement, rates for the sale and purchase of Nonfirm Energy and any Spot Market Economy Energy sold by Chugach shall be established in accordance with this Section 7 and with the provisions of Exhibits B, C, and E attached hereto and incorporated by reference herein; provided that for hours GVEA requests proposals for Spot Market Economy Energy and suppliers other than Chugach offer sales of incremental generation from otherwise operating generation facilities in quantities sufficient to meet GVEA's request, Chugach may elect to offer Spot Market Economy Energy at such price as Chugach determines.

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

                  For purposes of determining the application of Tier I and Tier II pricing under the Tier II Agreement, sales by Chugach for "FMUS loads" shall be deemed to be any GVEA purchases of Spot Market Economy Energy from Chugach. In addition, pursuant to the Tier II Agreement, all GVEA purchases of nonfirm energy other than from Chugach's spinning reserves shall continue to be Tier II purchases, as set forth in the Tier II Agreement.

5.       Section 7(b) is amended to read as follows:

                  (b) Nonfirm Energy Rate. Except as provided in Section 7(a), the rate per kWh for all Nonfirm Energy or Spot
         Market Economy Energy sold by Chugach in any given day.

6.       Section 10 is amended to add new subsections (c) and (d) as follows:

                  (c) GVEA and Chugach dispatchers will coordinate with any other entities desiring to make sales in the Economy Energy Spot Market to maximize availability of Spot Market Economy Energy and Nonfirm Energy to GVEA.

                  (d) Subject to GVEA's purchase obligations under this Agreement and to Section 10(c) above, GVEA shall decide the final Schedule for purchases from Chugach and the Economy Energy Spot Market.

7.       Section 30 is amended to add the following definitions:

                  (i)(2) Economy Energy Spot Market. The market of nonfirrn energy suppliers for sales to GVEA other than GVEA's required purchases from Chugach under this Agreement. The Economy Energy Spot Market shall be a competitive market open to participation by any and all qualified sellers on a fair and non-discriminatory basis. Such sellers shall include, but not necessarily be limited to, Chugach, ML&P, and such other electric utilities, independent power producers, power marketers, and other entities as may be willing and able to sell electric power to GVEA in accordance with applicable law and Commission regulations.

                  (w)(2) Spot Market Economy Energy. Energy purchased by GVEA in the Economy Energy Spot Market.


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





                                    CHUGACH ELECTRIC ASSOCIATION, INC.

Dated:  February 8, 1999            By:  /s/ Eugene N. Bjornstad
      ---------------------            -----------------------------------------
                                            Eugene N. Bjornstad, General Manager

                                    GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.

Dated:  February 8, 1999            By:  /s/  Michael P. Kelly
      ---------------------            -----------------------------------------
                                            Michael P. Kelly, President & CEO



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